SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SL INDUSTRIES INC

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                10/29/98            2,300            11.4250
                                10/26/98              500            11.9250
          GAMCO INVESTORS, INC.
                                10/29/98            1,300            11.5000
                                10/28/98              500            11.6250
                                10/28/98              200            11.5000
                                10/27/98            1,500            11.5000
                                10/26/98            3,000            11.6250
                                10/23/98            5,400            11.1528
                                10/21/98              500            11.1875
                                10/21/98            3,500            10.9732
                                10/22/98              500            11.4250





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.